REVOLVING CREDIT GRID NOTE

$100,000
September 23, 2010
San Diego, CA

On the due date for each advance (as recorded on the grid attached hereto as Schedule A or on any additional pages thereof) or on demand, the undersigned NuGold Resources, Inc., (the “Maker”), having an address 7494 Saginaw Way, Citrus Heights, California 95610; promises to pay to the order of Brenton Country, (the “Holder”), having an address at 7494 Saginaw Way, Citrus Heights, California 95610; or such other place as may be designated in writing by the Holder, the principal sum of up to One Hundred Thousand Dollars ($100,000), or the aggregate amount of all unpaid revolving credit loans (“Advances”) made to the Maker by the Holder from time to time hereinafter, whichever is less, and to accrue interest (computed on the basis of a year of 360 days) from the date of this Note on the unpaid principal amount of this Note, in like money, at said address, at the interest rate set forth below, payable concurrent with the principal. All principal and accrued interest of this Note shall be due and payable on September 24, 2015 to the Holder.

1. INTEREST.                      The principal amount of this Note shall bear interest at the rate of six percent (6%) per annum.

2. ENDORSEMENT.                                All Advances made to the Maker by the Holder under this Note and all payments of principal amounts in respect of such Advances may be endorsed by the Holder on Schedule A attached to this Note, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Advances; provided, however, that the failure to make such notation with respect to any Advance or payment shall not limit or otherwise affect the obligations of the Maker under this Note.

3. PAYMENT.                      This Note may be prepaid in whole or in part without the consent of the Holder.

4. DEFAULT.                      If all principal and interest due and owing to the Holder on this Note is not paid within thirty (30) days of demand by the Holder as set forth above, the Maker shall be deemed to be in default, and additional interest shall be deemed to have commenced to accrue from the date hereof at the rate of ten percent (10%) per annum. Upon such default, the Holder shall also be entitled to receive from the Maker all costs of collection of this Note, including without limitation, reasonable attorneys’ fees and disbursements, and costs of suit. All amounts payable pursuant to this Note shall be immediately due and payable, without presentment, demand, protest or notice of any kind, upon the occurrence of any of the following events (each, an “Event of Default”):

(a) Failure of the Maker to pay any installment of principal or interest on the date when it is due hereunder.

(b) Failure of the Maker to perform or comply with any of the agreements, conditions, covenants, provisions or stipulations contained in this Note.

(c) Any assignment for the benefit of creditors made by the Maker.

(d) Appointment of a receiver, liquidator or trustee for the Maker; the filing by or against the Maker of any petition for bankruptcy pursuant to the Federal Bankruptcy Code or any similar federal or state statute (and, in the case of any such petition filed against the Maker, such petition is not dismissed within forty-five (45) days); or the institution of any proceeding for the dissolution or liquidation of the Maker.

5. WAIVER OF DEMAND.                                           The undersigned hereby waives presentment, demand, notice of dishonor, protest, and all other demands and notices, in connection with the delivery, acceptance, performance, and enforcement of this Note.

6. NO ORAL MODIFICATIONS.                                                      This Note can only be changed by an agreement in writing signed by both the Maker and the Holder.

7. SEVERABILITY.                                The invalidity or unenforceability of any provision of this Note will not in any manner affect any other provision. If any provision is determined to be invalid or unenforceable, this Note shall be construed as if the invalid or unenforceable provision were omitted.

8. GOVERNING LAW.                                           This Note will be governed by the laws of the State of California without regard to conflicts of laws principals.

9. BINDING EFFECT.                                           This Note shall be binding upon the Maker and any successor to the principal business interests of the Maker, whether by merger or otherwise.

10. NOTICES.                      Any notice, request or other communication pursuant to this Note shall be deemed duly given if hand delivered or mailed by certified or registered mail, in the case of the Holder, to the address specified above, and in the case of the Maker, to the address specified above, or in the case of either party, to such other address as it may have designated as its address for receiving notices hereunder by a notice given to the party hereto in the manner herein provided.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date first above written.

Attest:                                                                                    NuGold Resources, Inc.

By:           /S/ Brenton Country
Brenton Country, President

SCHEDULE A
TO
REVOLVING CREDIT GRID NOTE

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Balance of Revolving Credit Grid Note	Name of Person Making Notation
9/24/10	$6,000		$6,000	Brent Country
9/27/10	$8,000		$14,000	Brent Country
9/28/10	$4,000		$18,000	Brent Country